UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 8, 2025

THE BRINK’S COMPANY
(Exact name of registrant as specified in its charter)

Virginia	001-09148	54-1317776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1801 Bayberry Court
P. O. Box 18100
Richmond, VA 23226-8100
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (804) 289-9600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

    ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	BCO	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule
405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 8, 2025, The Brink’s Company (the “Company”) held its annual meeting of shareholders (the “2025 Annual Meeting”). At the 2025 Annual Meeting, three proposals were submitted to the Company’s shareholders. A quorum of the Company’s common shares was present for the 2025 Annual Meeting, and the final results for the votes regarding the proposals are set forth below.

Proposal 1 – Shareholders elected nine nominees to the Board for terms expiring in 2026. The name of each director and the votes cast for such individual are set forth below:

	For	Against	Abstain	Broker Non-Votes

Kathie J. Andrade	37,270,714	1,959,744	235,632	1,813,201

Paul G. Boynton	38,782,673	671,951	11,466	1,813,201

Ian D. Clough	39,358,145	68,625	39,320	1,813,201

Susan E. Docherty	38,909,924	544,727	11,439	1,813,201

Mark Eubanks	39,173,083	281,570	11,437	1,813,201

Michael J. Herling	38,441,116	1,009,743	15,231	1,813,201

A. Louis Parker	38,777,466	663,040	25,584	1,813,201

Timothy J. Tynan	39,301,243	153,052	11,795	1,813,201

Keith R. Wyche	38,767,405	676,779	21,906	1,813,201

Proposal 2 – Shareholders approved an advisory resolution on named executive compensation. The votes regarding Proposal 2 were as follows:

For	Against	Abstain	Broker Non-Votes
38,884,544	537,843	43,703	1,813,201

Proposal 3 – Shareholders approved the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. The votes regarding Proposal 3 were as follows:

For	Against	Abstain	Broker Non-Votes
41,166,896	78,961	33,434	0

SIGNATURE
    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE BRINK’S COMPANY (Registrant)

Date: May 9, 2025	By:	/s/ Kurt B. McMaken
Kurt B. McMaken
Executive Vice President and Chief Financial Officer